EXHIBIT 21
                       CENTURY TELEPHONE ENTERPRISES, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1996
                                                                 State of
Subsidiary                                                    incorporation
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Aragon Consulting Group, Inc.                                    Missouri
Brownsville Cellular Telephone Co., Inc. *                       Delaware
Celutel, Inc.                                                    Delaware
Celutel of Biloxi, Inc. *                                        Delaware
Century Area Long Lines (CALL), Inc.                             Wisconsin
Century Business Communications, Inc.                            Louisiana
Century Cellunet, Inc.                                           Louisiana
Century Cellunet of Alexandria, Inc.                             Louisiana
Century Cellunet of La Crosse, Inc.                              Louisiana
Century Cellunet of Michigan RSA #4, Inc.                        Louisiana
Century Cellunet of Michigan RSAs, Inc.                          Louisiana
Century Cellunet of Mississippi RSA #2, Inc.                     Mississippi
Century Cellunet of Mississippi RSA #6, Inc.                     Mississippi
Century Cellunet of Mississippi RSA #7, Inc.                     Mississippi
Century Cellunet of North Arkansas, Inc.                         Louisiana
Century Cellunet of North Louisiana, Inc.                        Louisiana
Century Cellunet of Pine Bluff, Inc.                             Arkansas
Century Cellunet of Saginaw, Inc.                                Louisiana
Century Cellunet of Shreveport, Inc.                             Louisiana
Century Cellunet of South Arkansas, Inc.                         Louisiana
Century Cellunet of Southern Michigan, Inc.                      Delaware
Century Cellunet of Texarkana, Inc.                              Louisiana
Century Investments, Inc.                                        Louisiana
Century Interactive Fax, Inc.                                    Louisiana
Century Paging, Inc.                                             Louisiana
Century Service Group, Inc.                                      Louisiana
Century Supply Group, Inc.                                       Louisiana
Century Telecommunications, Inc.                                 Texas
Century Telelink, Inc.                                           Louisiana
Century Telephone Midwest, Inc.                                  Michigan
Century Telephone of Adamsville, Inc.                            Tennessee
Century Telephone of Arkansas, Inc.                              Arkansas
Century Telephone of Central Indiana, Inc.                       Indiana
Century Telephone of Central Louisiana, Inc.                     Louisiana
Century Telephone of Chatham, Inc.                               Louisiana
Century Telephone of Chester, Inc.                               Iowa
Century Telephone of Claiborne, Inc.                             Tennessee
Century Telephone of Colorado, Inc.                              Colorado
Century Telephone of East Louisiana, Inc.                        Louisiana
Century Telephone of Evangeline, Inc.                            Louisiana
Century Telephone of Forestville, Inc.                           Wisconsin
Century Telephone of Idaho, Inc.                                 Delaware
Century Telephone of Lake Dallas, Inc.                           Texas
Century Telephone of Larsen-Readfield, Inc.                      Wisconsin
Century Telephone of Michigan, Inc.                              Michigan
Century Telephone of Monroe County, Inc.                         Wisconsin
Century Telephone of Mountain Home, Inc.                         Arkansas

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Century Telephone of North Louisiana, Inc.                       Louisiana
Century Telephone of North Mississippi, Inc.                     Mississippi
Century Telephone of Northern Michigan, Inc.                     Michigan
Century Telephone of Northern Wisconsin, Inc.                    Wisconsin
Century Telephone of Northwest Louisiana, Inc.                   Louisiana
Century Telephone of Northwest Wisconsin, Inc.                   Wisconsin
Century Telephone of Odon, Inc.                                  Indiana
Century Telephone of Ohio, Inc.                                  Ohio
Century Telephone of Ooltewah-Collegedale, Inc.                  Tennessee
Century Telephone of Port Aransas, Inc.                          Texas
Century Telephone of Redfield, Inc.                              Arkansas
Century Telephone of Ringgold, Inc.                              Louisiana
Century Telephone of San Marcos, Inc.                            Texas
Century Telephone of South Arkansas, Inc.                        Arkansas
Century Telephone of Southeast Louisiana, Inc.                   Louisiana
Century Telephone of Southwest, Inc.                             New Mexico
Century Telephone of Southwest Louisiana, Inc.                   Louisiana
Century Telephone of Wisconsin, Inc.                             Wisconsin
Interactive Communications, Inc.                                 Louisiana
Jackson Cellular Telephone Co., Inc. *                           Delaware
The McAllen Cellular Telephone Co., Inc. *                       Nevada
Metro Access Networks, Inc.                                      Delaware
Pascagoula Cellular Telephone Company, Inc. *                    Delaware
Remote Access Cellular Telecommunications, Inc.                  Texas
Tele-Max, Inc.                                                   Texas
Universal Telephone, Inc.                                        Wisconsin

* Conduct business in the name of Century Cellunet

    Certain of the Company's smaller subsidiaries have been intentionally omitted from this exhibit pursuant to rules and regulations of the Securities and Exchange Commission.